Exhibit 99.1

COMBINED FINANCIAL STATEMENTS

MetSun Two Pool Two, LLC and MetSun Three Pool One, LLC

As of and for the Year Ended December 31, 2011 with Report of Independent Auditors

METSUN TWO POOL TWO, LLC AND METSUN THREE POOL ONE, LLC

REPORT OF INDEPENDENT AUDITORS

To the Members of

MetSun Two Pool Two, LLC and MetSun Three Pool One, LLC:

We have audited the accompanying combined balance sheet of MetSun Two Pool Two, LLC and MetSun Three Pool One, LLC (the “Companies”) as of December 31, 2011, and the related combined statements of operations, changes in members’ deficit, and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Companies’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 2011 and the combined results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

May 22, 2012	/s/ Ernst & Young LLP

METSUN TWO POOL TWO, LLC AND METSUN THREE POOL ONE, LLC

COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2011

ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$21,606,852
Building and building improvements	101,381,417
Furniture, fixtures, and equipment	7,149,415
Construction in progress	11,770

Total property and equipment	130,149,454

Less accumulated depreciation	(8,104,418)

Property and equipment — net	122,045,036

CASH AND CASH EQUIVALENTS	1,317,910

RESTRICTED CASH	867,896

ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $62,548	329,850

PREPAID EXPENSES AND OTHER ASSETS	86,536

DEFERRED FINANCING COSTS — Net of accumulated amortization of $76,561	196,097

TOTAL	$124,843,325

LIABILITIES AND MEMBERS’ DEFICIT

LIABILITIES:
Notes payable	$119,860,066
Accounts payable and accrued expenses	1,266,423
Payable to affiliates — net	3,941,171
Security and reservation deposits	8,200
Interest payable	1,568,266
Deferred revenue	1,484,160

Total liabilities	128,128,286

MEMBERS’ DEFICIT	(3,284,961)

TOTAL	$124,843,325

See notes to combined financial statements.

METSUN TWO POOL TWO, LLC AND METSUN THREE POOL ONE, LLC

COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

OPERATING REVENUE:
Resident fees	$25,222,025
Other income	256,072

Total operating revenue	25,478,097

OPERATING EXPENSES:
Labor	10,916,582
Depreciation	3,939,738
General and administrative	1,975,443
Management fees to affiliate	1,823,174
Food	1,048,237
Insurance	963,965
Utilities	788,517
Taxes and license fees	744,247
Repairs and maintenance	577,734
Advertising and marketing	574,686
Ancillary expenses	226,100
Bad debt	61,244

Total operating expenses	23,639,667

INCOME FROM OPERATIONS	1,838,430

OTHER EXPENSES:
Amortization of financing costs	(421,345)
Interest expense	(6,766,153)

Total other expenses	(7,187,498)

NET LOSS	$(5,349,068)

See notes to combined financial statements.

METSUN TWO POOL TWO, LLC AND METSUN THREE POOL ONE, LLC

COMBINED STATEMENT OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2011

MEMBERS’ CAPITAL — January 1, 2011	$2,064,107

Net loss	(5,349,068)

MEMBERS’ (DEFICIT) — December 31, 2011	$(3,284,961)

See notes to combined financial statements.

METSUN TWO POOL TWO, LLC AND METSUN THREE POOL ONE, LLC

COMBINED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,349,068)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,939,738
Amortization of financing costs	421,345
Provision for bad debts	61,244
Changes in assets and liabilities:
Accounts receivable	(208,370)
Prepaid expenses and other assets	18,093
Accounts payable and accrued expenses	(170,777)
Interest payable	567,568
Payable to affiliates — net	968,510
Security and reservation deposits	(56,134)
Deferred revenue	613,025

Net cash provided by operating activities	805,174

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(84,936)
Change in restricted cash	(564,309)

Net cash used in investing activities	(649,245)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of financing costs	(272,658)
Proceeds from notes payable	1,271,312
Repayments of notes payable	(2,945,890)

Net cash used in financing activities	(1,947,236)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,791,307)
CASH AND CASH EQUIVALENTS — Beginning of year	3,109,217

CASH AND CASH EQUIVALENTS — End of year	$1,317,910

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION — Cash paid for interest	$2,520,760

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING — Accrued capital expenditures	$5,469

See notes to combined financial statements.

METSUN TWO POOL TWO, LLC AND METSUN THREE POOL ONE, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

1.	ORGANIZATION AND PRESENTATION

Organization — MetSun Two Pool Two, LLC (“Pool Two”) and MetSun Three Pool One, LLC (“Pool One”) (collectively, the “Companies”) were formed under the laws of the State of Delaware on July 19, 2007 and December 7, 2007, respectively. The Companies were organized to invest in entities created for the purpose of acquiring, developing, owning, managing, and disposing of assisted living and/or independent living facilities (the “Facilities”).

Pool Two is an entity 100% owned by Master MetSun Two, LP (“MetSun II”). Metsun II was formed among Master MetSun Two GP, LLC, a Delaware limited liability company, as the general partner, and Sunrise Senior Living Investments, Inc., a Virginia corporation (“Sunrise LP”), and Metropolitan Connecticut Properties Ventures, LLC, a Delaware limited liability company (“MetLife LLC”), as limited partners. Pool One is an entity 100% owned by Master MetSun Three, LP (“MetSun III”). MetSun III was formed among Master MetSun Three GP, LLC (collectively with Master MetSun Two GP, LLC, “Sunrise GP”), as the general partner, and Sunrise LP, and MetLife Properties Ventures, LLC, a Delaware limited liability company (“MetLife Properties LLC”) as limited partners. Sunrise LP, Sunrise GP, MetLife LLC and MetLife Properties LLC are collectively referred to as the Partners.

Sunrise LP and Sunrise GP (collectively, “SSLII”) are wholly owned subsidiaries of Sunrise Senior Living, Inc (“SSLI”), and hold a 19% and 1% partnership interest, respectively, in each MetSun II and MetSun III. MetLife LLC and MetLife Properties LLC each hold an 80% partnership interest in MetSun II and MetSun III, respectively.

At December 31, 2011, the Companies wholly owned the following six single-purpose limited liability companies (collectively, the “Operator Entities”):

Operator Entity	Location	Date Opened
MetSun Two Gilbert AZ Senior Living, LLC	Gilbert, AZ	October 2008
MetSun Two Metairie LA Senior Living, LLC	Metairie, LA	January 2009
MetSun Two Baton Rouge LA Senior Living, LLC	Baton Rouge, LA	May 2009
MetSun Three Dublin OH Senior Living, LLC	Dublin, OH	Held and used (land)
MetSun Three Louisville KY Senior Living, LLC	Louisville, KY	October 2009
MetSun Three Lombard IL Senior Living, LLC	Lombard, IL	June 2009

The Operator Entities have entered into pooling arrangements in which the terms and conditions of the management agreements and development agreements are considered at a combined level.

Pool Two and Pool One shall terminate on July 19, 2012 and December 7, 2012, respectively, unless substantially all of their assets are sold or the Partners elect to dissolve Pool Two and Pool One prior to these dates. If all of the Facilities have not been sold by the original termination dates, Pool Two and Pool One will automatically extend for periods of one year until all Facilities are sold.

On March 20, 2012, the Companies transferred their interests in the six Operator Entities to Sun IV LLC, which is wholly owned by SSLII, for no cash consideration.

Senior living services include a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The Facilities’ services are generally not covered by health insurance, and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The accompanying combined financial statements include the combined accounts of Pool Two and Pool One after elimination of all intercompany accounts and transactions. The financial results of Pool Two and Pool One have been combined to reflect the combined property results of the six Facilities which are under the common ownership and control of MetLife LLC, MetLife Properties LLC, and SSLII. The Companies reviewed subsequent events through May 22, 2012, the date the combined financial statements were issued.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Significant estimates and assumptions have been made with respect to the useful lives of assets, recoverability of investments in property and equipment, recoverable amounts of receivables, amortization periods of deferred costs, and the fair value of financial instruments. Actual results could differ from those estimates.

Property and Equipment — Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Land improvements	15 years
Building and building improvements	10-40 years
Furniture, fixtures, and equipment	3-10 years

Construction in progress includes project costs related to the construction of certain improvements at the Facilities. These costs are allocated to the Facilities upon completion of construction.

Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying value may not be recoverable. Impairment is recognized when the asset’s undiscounted expected cash flows are not sufficient to recover its carrying amount. The Companies measure an impairment loss for such assets by comparing the fair value of the asset to its carrying amount. No impairment charges were recorded in 2011.

Cash and Cash Equivalents — Cash and cash equivalents include all highly liquid investments with an original maturity of three months or less. Throughout the year, the Companies may have cash balances in excess of federally insured amounts on deposit with various financial institutions.

Restricted Cash — Upon commencement of operations, the Companies established a capital expenditure reserve to cover the cost of replacements and repairs to the Facilities’ furniture, fixtures, and equipment. The required deposit is $300 per unit in year one, $500 per unit in year two, $1,000 per unit in year three, and $1,000 per unit as increased by the greater of 3% or the consumer price index in subsequent years. As a result of the pooling arrangements entered into by the Companies, all amounts in the capital expenditure reserves for the Facilities are considered to be pooled into one account and may be used for any of the Facilities. The balance in the capital reserve account was $597,047 at December 31, 2011.

Pool Two signed a Forbearance Agreement with Manufacturers and Traders Trust Company (“M&T”) on October 20, 2011. The Forbearance Agreement required the establishment of a Tax and Insurance Reserve Escrow with an initial deposit of $389,427. Each month M&T will sweep $66,975 from the operating cash to the Tax and Insurance Reserve Escrow to cover future tax payments and reimbursements to SSLI for insurance expenses. The balance in the Tax and Insurance Reserve Escrow was $220,849 at December 31, 2011. The Forbearance Agreement also required an initial Expense Escrow Deposit to cover expenses incurred by M&T. Pool Two is required to fund the Expense Escrow if the balance falls below $50,000. The balance in the Expense Escrow was $50,000 at December 31, 2011.

Allowance for Doubtful Accounts — The Companies provide an allowance for doubtful accounts on their outstanding receivables balance based on its collection history and an estimate of uncollectible accounts.

Deferred Financing Costs — Costs incurred in conjunction with obtaining permanent financing for the Companies have been deferred and are amortized using the straight-line method, which approximates the effective interest method, to interest expense over the remaining term of the financing. For the year ended December 31, 2011, amortization was $421,345.

Revenue Recognition and Deferred Revenue — Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees approximating 30 to 60 times the daily residence fee are received from residents upon occupancy. Resident community fees are deferred and recognized as income over one year, corresponding to the terms of agreements with residents. The agreements are cancelable by residents with 30 days notice. All other resident fee revenue is recognized when services are rendered. The Companies bill the residents one month in advance of the services being rendered, and therefore, cash payments received for services are recorded as deferred revenue until the services are rendered and the revenue is earned.

Income Taxes — No provision has been made for federal income taxes, as the liability for such taxes, if any, is that of the Members and not the Companies.

ASC 740-10-25, Income Taxes, Overall Recognition describes a comprehensive model for the measurement, recognition, presentation and disclosure of uncertain tax positions in the financial statements. Under the interpretation, the financial statements will reflect expected future tax consequences of such positions presuming the tax authorities have full knowledge of the position and all relevant facts, but without considering time values. The Companies have no uncertain tax positions that require accrual as of December 31, 2011.

Fair Value Measurement — Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, ASC Fair Value Measurements Topic establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels. These levels, in order of highest priority to lowest priority, are described below:

Level 1 — Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities.

Level 2 — Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3 — Unobservable inputs are used when little or no market data is available.

As of December 31, 2011, the carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities were representative of their fair values because of the short-term maturity of these instruments. See Note 4 for the fair value of the Notes Payable.

3.	TRANSACTIONS WITH AFFILIATES

Each Operator Entity has entered into a management agreement with Sunrise Senior Living Management, Inc. (“SSLMI”), an affiliate of SSLII, for management of its Facility. SSLMI receives a monthly management fee equal to the greater of (i) 7% of the gross revenues of the Facility or (ii) $250 multiplied by the number of units in the Facility. SSLMI is also entitled to an incentive management fee equal to 25% of the difference between adjusted net operating income, as defined, and target net income, as defined, not to exceed 0.55% of gross revenues, as defined, in any given year. No incentive management fees were earned during 2011. Total management fees incurred were $1,823,174 for the year ended December 31, 2011.

SSLMI shall have the right, but not the obligation, to lend, on a monthly basis, the amount of any operating deficit, as defined and set forth in the management agreements. The operating deficit requirement shall commence on the date on which all working capital reserves have been expended, and shall terminate upon termination of the management contracts. As of December 31, 2011 there were no operating deficit loans made or outstanding.

The Companies receive advances from affiliates that are used for development purposes. These transactions are subject to the right of offset wherein any receivables from the affiliates can be offset by any payables to the affiliates; therefore, the amounts have been presented as payable to affiliates-net in the accompanying combined financial statements. The amounts are non-interest-bearing and due on demand. There were no amounts outstanding at December 31, 2011. Advances by SDI or SSLI to cover cash shortfalls for development, to the extent required, bear interest at the rate of 6% per annum. There were no payments to SSLMI for direct development costs in 2011.

The management agreements also provide for reimbursement to SSLMI for all direct costs of operations. These transactions are subject to the right of offset wherein any receivables from the affiliate can be offset by any payables to the affiliate; therefore, the amounts have been presented as payable to affiliates-net in the accompanying combined financial statements. The amounts are non-interest-bearing and due on demand. Total payable outstanding as of December 31, 2011 was $3,941,171. Payments to SSLMI for direct operating expenses were $16,565,778 in 2011. Included in payables to affiliate–net are subordinate management fees of $318,312 at December 31, 2011. Subordinated management fees are management fees earned by SSLMI in excess of 5% of gross revenue less bad debt. With regards to the three communities collateralized under the loan agreement with M&T, SSLMI will be paid the subordinated fees if at the time of payment an event of default has not occurred under any of the financing documents and the making of such a payment would not result in a default.

The Companies obtain property, workers compensation, professional, general liability and automobile coverage through Sunrise Senior Living Insurance, Inc., an affiliate of SSLI. Related payments totaled $798,014 in 2011.

4.	NOTES PAYABLE

The Companies have entered into separate loan agreements for five of their Facilities. The loans are secured by the Facilities. The loans are held by two lenders, M&T and Capmark Bank (“Capmark”). The loans are interest only and bear interest at variable rates tied to the London Interbank Offered Rate (“LIBOR”) as disclosed in the table below. The LIBOR rate was 0.28% as of December 31, 2011. The Capmark loans are subject to a LIBOR floor of 2.50%.

A summary of the loan terms and balances at December 31, 2011 is as follows:

Facilities	Lender	Interest Rate		Maturity Date	Loan Commitment	Loan Balance as of December 31, 2011
MetSun Two Gilbert AZ	M&T	5%		1/6/2013	$33,193,711	$31,116,796
MetSun Two Metairie LA	M&T	5%		1/6/2013	18,348,514	16,076,390
MetSun Two Baton Rouge LA	M&T	5%		1/6/2013	18,018,177	15,674,043
MetSun Three Lombard IL	Capmark	6.5	%(a)	10/1/2012	42,460,710	38,882,200
MetSun Three Louisville KY	Capmark	6.5	%(a)	10/1/2012	18,450,377	18,110,637

					$130,471,489	$119,860,066

(a)	LIBOR + 4.0% with a base rate of 2.5%

Principal maturities of notes payable as of December 31, 2011, are as follows:

2012	$56,992,837
2013	62,867,229

Total	$119,860,066

The Companies are subject to certain debt service and other financial covenants pursuant to their loan agreements described above. Upon an event of default, the lenders have remedies ranging from a written waiver of default to acceleration of the debt obligation.

Pool Two entered into three loan commitments with M&T for MetSun Two Gilbert AZ, MetSun Two Metairie LA, and MetSun Two Baton Rouge LA in which the loans are cross-collateralized and cross-defaulted. Under the loan covenants for the M&T loans, Pool Two is required to maintain certain occupancy levels and debt service coverage ratios (“DSCR”), and SSLI is required to maintain certain financial conditions. The required occupancy levels and DSCR vary based on the number of months each Facility is open. On October 4, 2010, M&T issued a notice of an event of default indicating the notes were due and payable on September 28, 2010 and bear interest at a default rate. Based on the notice of an event of default, Pool Two was required to submit requested information to the lender as of September 30, 2010. Pool Two complied and has no continuing reporting obligation on the required occupancy levels, DSCR and the financial conditions of SSLI. On October 20, 2011, Pool Two Facilities and M&T signed a forbearance agreement which extends the loans through January 6, 2013. As part of the agreement Pool Two paid $2,355,292 which was applied to the principal balance and paid $2,405,833 which was applied to accrued interest. The loans are still in default, however, no actions will be taken by M&T under the new forbearance agreement until January 6, 2013 or an additional event of default occurs. Default interest of $981,712 is accrued until the loans are paid. M&T waives its rights to collect all late charges and default interest if no event of default takes place at the retirement date. The loans with M&T will bear interest of 5%. If the Pool Two Facilities experience a cash shortfall, they are required to pay interest at 3% and the remaining interest will be added to the loan. In addition, monthly cash in the operating accounts in excess of $750,000 will be swept by M&T into a collateral account. The amount is then used to pay down principal loan balances. In 2011, $590,598 was applied to the principal.

Pool One entered into two loan commitments with Capmark for MetSun Three Lombard IL and MetSun Three Louisville KY in which the loans are cross-collateralized and cross-defaulted. Under the Capmark loans, upon reaching stabilization, defined as achievement of an 80% occupancy rate maintained for a consecutive 90-day period, or the projected stabilization date, the loans on each Facility are subject to two required DSCR. The first DSCR is calculated using actual management fees for the period wherein a ratio of earnings before the deduction of interest, taxes, depreciation and amortization (“EBITDA”) to principal and interest payments for the period of 1.10:1.00 is required, and the second DSCR is calculated using Assumed Management Fees, as defined in the agreements, for the period, wherein a ratio of EBITDA to principal and interest payments for the period of 1.25:1.00 is required. Pool One was not subject to the DSCR testing until June 30, 2011. The covenants also require certain financial requirements of SSLI to be met which include a minimum net worth and fixed charge coverage ratio. On December 31, 2010, Pool One failed its requirements related to the financial condition of SSLI. On July 20, 2011, Pool One entered into the first amendment to the loan agreement waiving all prior defaults which may have occurred including the DSCR, SSLI financial covenants and stabilization requirements. The first amendment changed the timing of the DSCR to commence on September 30, 2012, modified the financial covenants of SSLI, modified the interest rate on the notes and provides for two one year option extensions through October 1, 2013. In September 2011, Pool One exercised the first one year extension through October 1, 2012. At December 31, 2011, Pool One was in compliance with the financial covenants.

The fair value of the Companies’ notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The Companies have applied Level 2 type inputs to determine the estimated fair value of the Companies’ notes payable. The fair value and book value as of December 31, 2011 for the two Pool One commitments with Capmark was $56,992,837, given the short-term maturity. The fair value of the notes payable for the three Pool Two commitments with M&T as of December 31, 2011 was $62,867,229 based on a market interest rate of 5%.

5.	CONTINGENCIES

The Companies are involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Companies does not believe the ultimate resolution of these matters will have a material adverse effect on the Companies’ combined financial position.

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